Exhibit *

Pacific Funds Series Trust

Power of Attorney

The undersigned trustees and officers of Pacific Funds Series Trust (the “Trust”) hereby appoint Robin S. Yonis, Sharon A. Cheever, Jeffrey S. Puretz, Anthony Zacharski, Greg Larson, Mark Karpe, Audrey L. Cheng, Laurene E. MacElwee, Howard T. Hirakawa, and Carleton J. Muench each individually as their true and lawful attorneys-in-fact (“attorneys”), in all capacities, to execute in their name and file any and all registration statements, including registration statements on Form N-14, proxy statements, exemptive applications, no-action letter requests, shareholder reports and other regulatory filings made applicable to the Trust and each series of the Trust, and any amendments, exhibits, or supplements thereto, and any instruments necessary or desirable in connection therewith as are required to enable the Trust to comply with provisions of the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended, and/or the Investment Company Act of 1940, as amended, and all requirements and regulations of the Securities and Exchange Commission (“SEC”) in connection with the offer of the shares of beneficial interest of the Trust and each series of the Trust, and to file the same, with other documents in connection herewith, with the SEC, any state securities regulator, any self-regulatory organization or any other governmental or official body (including, without limitation, agencies, commissions and authorities). The undersigned grant to said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she could do if personally present, thereby ratifying all that said attorneys may lawfully do or cause to be done by virtue hereof. This Power of Attorney hereby terminates and replaces all other previously executed Power of Attorneys for the Trust related to the above.

The undersigned trustees and officers of Pacific Funds Series Trust hereby execute this Power of Attorney effective the 20th day of June, 2016.

NAME	TITLE

/s/ James T. Morris
James T. Morris	Chairman and Trustee

/s/ Frederick L. Blackmon
Frederick L. Blackmon	Trustee

/s/ Gale K. Caruso
Gale K. Caruso	Trustee

/s/ Paul A. Keller
Paul A. Keller	Trustee

/s/ Lucie H. Moore
Lucie H. Moore	Trustee

/s/ Nooruddin S. Veerjee
Nooruddin S. Veerjee	Trustee

/s/ G. Thomas Willis
G. Thomas Willis	Trustee

/s/ Mary Ann Brown
Mary Ann Brown	Chief Executive Officer

/s/ Eddie Tung
Eddie Tung	Vice President and Treasurer